UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	December 19, 2005

Memory Pharmaceuticals Corp.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-50642	04-3363475
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

100 Philips Parkway, Montvale, New Jersey		07645
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(201) 802 - 7100

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On December 20, 2005, Memory Pharmaceuticals Corp. (the "Registrant") announced that it has entered into a development agreement (the "Development Agreement") with The Stanley Medical Research Institute, or SMRI, for the development of its drug candidate, MEM 1003, an L-type calcium channel modulator, as a treatment for bipolar disorder or schizophrenia (the "Development Program"). The Registrant plans to commence a Phase 2a clinical trial of MEM 1003 in acute mania in bipolar disorder in the first half of 2006.

Under the terms of the Development Agreement, the Registrant is eligible to receive up to $3.2 million in funding from SMRI to support the development of MEM 1003 for the treatment of bipolar disorder or schizophrenia (the "Development Funding"), over the development term of three years, which term may be extended for additional one-year periods. The Registrant received $960,000 of the Development Funding in exchange for the issuance of shares of its common stock and a warrant to purchase its common stock, as further described below, and is eligible to receive up to an additional $2.24 million in Development Funding upon the achievement of milestones related to the Phase 2a clinical trial in bipolar disorder (the "Milestone Funding"). If the Registrant fails to achieve the third milestone set forth in the Agreement by December 31, 2007, then the Registrant will be required to refund to SMRI all Milestone Funding advanced by SMRI as of that date, together with interest.

The Milestone Funding is repayable to SMRI in the form of royalties and sublicensee payments. Under the terms of the Development Agreement, SMRI is entitled to receive royalties on (i) annual net sales of MEM 1003 for the treatment of schizophrenia or bipolar disorder by the Registrant and its affiliates and (ii) royalty payments received by the Registrant from licensees of MEM 1003. SMRI is also entitled to receive a percentage of cash fees or other payments received by the Registrant from any third party to whom the Registrant licenses certain inventions developed under the Development Agreement. The Registrant has the right to satisfy its payment obligations to SMRI at various times throughout the term of the Development Agreement by making a lump sum payment of a pre-specified amount, which amount varies based upon when such payment is made. The maximum amount due by the Registrant to SMRI under the Agreement is capped at a specified amount.

Under the terms of the Development Agreement, the Registrant has assigned to SMRI all of its rights to the results, inventions and the related intellectual property arising in connection with the Development Program. SMRI has granted the Registrant a perpetual, irrevocable, fully paid, worldwide, exclusive, sublicensable license to all such inventions for all purposes. In addition, the Registrant has the perpetual and irrevocable right to use, disclose and reference the results from the Development Program in any manner whatsoever.

SMRI may terminate the Development Agreement in specified circumstances, including (i) if it believes that reasonable progress is not occurring in the accordance with the development plan, or (ii) if the Registrant enters into a strategic alliance covering MEM 1003. The Registrant may terminate the Development Agreement if it enters into a strategic alliance covering MEM 1003 or if it transfers or sells all or substantially all of its business to which the Development Agreement relates. In the event that the Development Agreement is terminated by either party under certain circumstances after the Registrant has received the first milestone payment, SMRI’s rights and the Registrant’s obligations under the Development Agreement will survive, including SMRI’s right to receive royalty payments thereunder.

In connection with the Development Agreement, the Registrant has also entered into a Securities Purchase Agreement with SMRI pursuant to which it has issued to SMRI 440,367 shares of its common stock (the "Shares") at a price of $2.18 per share and a warrant to purchase 154,128 additional shares of common stock (the "Warrant" and together with the Shares, the "Registrable Securities") at an exercise price of $2.62 per share. The Warrant becomes exercisable on June 17, 2006 and expires on December 19, 2010, unless earlier exercised or terminated. The Registrable Securities were issued in a private placement pursuant to exemptions from the Securities Act of 1933, as amended, and have not been registered for sale, but, under the terms of the Securities Purchase Agreement, SMRI has customary piggyback registration rights with respect to the Registrable Securities. See Item 3.02.

The Development Agreement, attached hereto as Exhibit 10.1, the Securities Purchase Agreement, attached hereto as Exhibit 10.2, the Form of Warrant, attached hereto as Exhibit 10.3 and the press release announcing the agreement between the Registrant and SMRI, attached hereto as Exhibit 99.1, are incorporated herein by reference. The foregoing descriptions of the Development Agreement, the Securities Purchase Agreement and the Warrant do not purport to be complete and are qualified in their entirety by reference to the full text of each document as attached hereto.

Item 3.02 Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 of this Current Report on Form 8-K that relates to sales by the Registrant of unregistered equity securities is incorporated by reference into this Item 3.02.

The Shares and the Warrant were offered and sold in a private placement in reliance on exemptions from registration pursuant to Section 4(2) under the Securities Act of 1933, as amended, and Rule 506 promulgated thereunder, based on the nature of the investor and certain representations made by the investor to the Registrant.

Neither this Current Report on Form 8-K nor the exhibits attached hereto is an offer to sell or the solicitation of an offer to buy shares of common stock or other securities of the Registrant.

Item 9.01 Financial Statements and Exhibits.

10.1* Development Agreement dated as of December 19, 2005, by and between Memory Pharmaceuticals Corp. and The Stanley Medical Research Institute.

10.2 Securities Purchase Agreement, dated December 19, 2005, by and between Memory Pharmaceuticals Corp. and The Stanley Medical Research Institute.

10.3 Form of Warrant issued to The Stanley Medical Research Institute.

99.1 Press Release, dated December 20, 2005.

* Confidential treatment requested as to certain portions, which portions are omitted and filed separately with the Securities and Exchange Commission.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Memory Pharmaceuticals Corp.

December 23, 2005	By:	/s/ Jzaneen Lalani

Name: Jzaneen Lalani
Title: Vice President, Legal Affairs

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Exhibit Index

Exhibit No.	Description

10.1	Development Agreement dated as of December 19, 2005, by and between Memory Pharmaceuticals Corp. and The Stanley Medical Research Institute (Confidential treatment requested as to certain portions, which portions are omitted and filed separately with the Securities and Exchange Commission).
10.2	Securities Purchase Agreement, dated December 19, 2005, by and among Memory Pharmaceuticals Corp. and The Stanley Medical Research Institute.
10.3	Form of Warrant issued to The Stanley Medical Research Institute.
99.1	Press Release, dated December 20, 2005.